UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2025

Phunware Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37862	30-1205798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 693-4199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm

On November 1, 2024, CBIZ CPAs P.C. (“CBIZ CPAs”) acquired the attest business of Marcum LLP (“Marcum”). On July 23, 2025, Phunware, Inc. (the “Company”) was notified by Marcum that Marcum resigned as the Company’s independent registered public accounting firm as a result of such acquisition, and the Company’s Audit Committee approved such resignation.

The audit report of Marcum on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2024 and 2023 and through July 23, 2025, there were no (1) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, or (2) “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except for the following material weaknesses in the Company’s internal control over financial reporting:

•
ineffective design of information technology general controls related to user access, program change and appropriate segregation of duties for certain information technology systems; and
•
as a result of cost cutting measures and headcount turnover in the Company's accounting function, ineffective design and implementation of business process controls due to a lack of segregation of duties between preparer and reviewer.

The Company has provided Marcum with a copy of the foregoing disclosures in this Current Report on Form 8-K prior to its filing and requested, in accordance with applicable practices, that Marcum furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. Attached herewith as Exhibit 16.1 is a copy of Marcum’s letter, dated July 28, 2025, stating that it agrees with such statements.

(b) Engagement of New Independent Registered Public Accounting Firm

On July 23, 2025, with the approval of the Company’s Audit Committee, CBIZ CPAs was engaged as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025.

During the fiscal years ended December 31, 2024 and 2023 and through July 23, 2025, neither the Company nor anyone on its behalf consulted with CBIZ CPAs regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ CPAs concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions therein) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Marcum LLP addressed to the Securities and Exchange Commission, dated July 28, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phunware, Inc.

Date:	July 29, 2025	By:	/s/ Jeremy Krol
Jeremy Krol Interim Chief Executive Officer